UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

SNOWFLAKE INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39504	46-0636374
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

Suite 3A, 106 East Babcock Street			59715
Bozeman,	Montana
(Address of Principal Executive Offices)[1]			(Zip Code)
(844) 766-9355
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SNOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1] The Company is a Delaware corporation with a globally distributed workforce and no corporate headquarters. Under the Securities and Exchange Commission's rules, the Company is required to designate a “principal executive office.” For purposes of this report, it has designated its office in Bozeman, Montana as its principal executive office.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed by Snowflake Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 26, 2025 (File No. 001-39504), on February 25, 2025, Michael P. Scarpelli notified the Company of his intention to retire as the Company’s Chief Financial Officer and the Company began conducting a search for Mr. Scarpelli’s successor.

On September 3, 2025, the Company announced the appointment of Brian Robins by the Company’s Board of Directors (the “Board”) to succeed Mr. Scarpelli as the Company’s new Chief Financial Officer and principal financial officer, effective upon the first day Mr. Robins begins employment with the Company, which is expected to be September 22, 2025.

Mr. Scarpelli plans to remain in his current role until the effective date of the appointment of Mr. Robins, after which he expects to remain an employee of the Company for a period of time to support continuity and a smooth transition. In addition, as previously disclosed, the Company and Mr. Scarpelli entered into a consulting agreement setting forth the terms of his post-employment advisory role, under which Mr. Scarpelli will serve as an independent contractor for a 12-month term following the effective date of the termination of his employment with the Company, and Mr. Scarpelli’s outstanding equity awards will continue to vest in accordance with their terms during such period.

Brian Robins, age 55, has served as Chief Financial Officer of GitLab Inc. (“GitLab”), a technology company, since October 2020, where he is responsible for overseeing the company’s financial planning, analysis, and reporting. Mr. Robins currently serves on the GitLab Foundation Board of Directors and the Board of Directors of ID.me as a member and as audit committee chair. Prior to GitLab, from October 2019 to October 2020, Mr. Robins served as Chief Financial Officer of Sisense Ltd., a business intelligence software company, and from August 2017 to April 2019, he served as Chief Financial Officer and Treasurer of Cylance Inc., a cybersecurity software company. Mr. Robins also served as Chief Financial Officer of AlienVault, Inc. a unified security management software company, from June 2015 to August 2017. From October 2012 to March 2014, he served as the Vice President and Chief Financial Officer of Global Business Services at Computer Sciences Corporation, a global information technology company. From February 2007 to October 2011, he held several senior positions at VeriSign, Inc., including Chief Financial Officer from August 2009 to October 2011. Mr. Robins holds a B.S. degree in Finance from Lipscomb University and an M.B.A from Vanderbilt University.

The Company entered into an offer letter with Mr. Robins, dated August 27, 2025, in connection with his appointment as Chief Financial Officer. The offer letter provides for at-will employment. In addition, the offer letter provides for, among other things: (i) an annual base salary of $500,000, (ii) an annual incentive bonus under the Company’s Cash Incentive Bonus Plan with a target amount equal to 100% of Mr. Robins’s annual base salary, subject to the achievement of performance goals as determined from time to time by the compensation committee of the Board (the “Compensation Committee”), and (iii) the following equity awards with respect to shares of the Company’s common stock, each to be granted pursuant to the Company’s 2020 Equity Incentive Plan (as amended from time to time, the “Plan”) upon subsequent approval by the Compensation Committee or the Board, with vesting subject to Mr. Robins’s Continuous Service (as defined in the Plan) through each applicable vesting date:

(1) a new hire restricted stock unit award, valued at $28,000,000, 7.5% of which will vest on each of the first eight (8) quarterly vest dates (which will be March 8, June 8, September 8, and December 8 of each year) and 5% of which will vest on each quarterly vest date thereafter, starting with December 8, 2025 as the first quarterly vest date; and

(2) an additional restricted stock unit award, valued at $2,500,000, which will vest in 16 equal quarterly installments on the quarterly vest dates, starting with December 8, 2025 as the first quarterly vest date.

The offer letter also provides that Mr. Robins will be eligible to participate in the Company’s Annual Market Review program for members of the executive leadership team for the fiscal year ending January 31, 2027, and is expected to receive, subject to approval by the Compensation Committee or the Board, equity awards with respect to shares of the Company’s common stock valued at $5,000,000, anticipated to be split between a restricted stock unit award and a performance restricted stock unit award (the “AMR Awards”). The AMR Awards will be subject to the standard structure and methodology approved by the Compensation Committee or the Board.

Mr. Robins will also participate in the Company’s Severance and Change in Control Plan (the “Severance Plan”) as a “Tier 2 Covered Employee,” as further described in the section titled “Executive Compensation—Potential Payments Upon Termination or Change in Control” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 21, 2025 (File No. 001-39504) and the Company’s Current Report on Form 8-K filed with the SEC on August 23, 2023 (File No. 001-39504), to which the Severance Plan is attached as Exhibit 10.7. The foregoing description of Mr. Robins’s offer letter does not purport to be complete and is qualified in its entirety by reference to the offer letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Mr. Robins is also expected to enter into the Company’s standard form of indemnification agreement, which has been filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1, filed with the SEC on August 24, 2020 (File No. 333-248280).

Other than the offer letter, there is no arrangement or understanding between Mr. Robins and the Company or any other person pursuant to which Mr. Robins was appointed as Chief Financial Officer of the Company that would require disclosure under Item 401(b) of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”). Additionally, there is no family relationship between Mr. Robins and any other person that would require disclosure under Item 401(d) of Regulation S-K. There are no transactions involving the Company and Mr. Robins that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

A copy of the press release announcing Mr. Robins’s appointment as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filings.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter by and between Snowflake Inc. and Brian Robins, dated August 27, 2025.
99.1	Press release issued by Snowflake Inc. dated September 3, 2025.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Snowflake Inc.

Date: September 3, 2025
	By:	/s/ Sridhar Ramaswamy
Sridhar Ramaswamy
Chief Executive Officer